UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 29, 2005

STEWART & STEVENSON SERVICES, INC.

(Exact name of registrant as specified in its charter)

Texas

0-8493

74-1051605

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (713) 868-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On March 30, 2005, Stewart & Stevenson Services, Inc. (the “Company”) announced that Stewart & Stevenson Tactical Vehicle Systems, LP was awarded a contract modification by the U.S. Army Tank-Automotive and Armaments Command valued at approximately $316 million.  The Company signed the contract modification on March 23, 2005, although the terms of the contract modification were finalized on March 29, 2005.  The contract modification firms up funding for production during the third program year beginning October 1, 2005 of the current Family of Medium Tactical Vehicle product contract, Contract number DAAE07-03C-S023 dated April 17, 2003 between Stewart & Stevenson Tactical Vehicle Systems, LP and the United States Department of Defense, U.S. Army Tank-Automotive and Armaments Command, which is filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2003.

Item 9.01.               Financial Statements and Exhibits

Exhibit
Number	Description of Exhibit

Exhibit 99.1	Company Press Release dated March 30, 2005, titled “Stewart & Stevenson Secures Funding for Third Program Year of Truck and Trailer Deliveries”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Date: April 1, 2005	By:	/s/ John B. Simmons
	Name:	John B. Simmons
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1             Company Press Release dated March 30, 2005, titled “Stewart & Stevenson Secures Funding for Third Program Year of Truck and Trailer Deliveries”.